Exhibit 99.1

Getty Images Reports Financial Results for the First Quarter of 2006

Record Revenue Exceeds $200 Million for the Quarter as International Growth Continues

SEATTLE – April 20, 2006 – Getty Images, Inc. (NYSE:GYI), the world’s leading creator and distributor of visual content, today reported results for the first quarter ended March 31, 2006.

Quarterly Highlights

•	Revenue grew 13 percent over the first quarter of 2005 and 17 percent on a currency-neutral basis

•	Reported earnings per diluted share increased to $0.61 from $0.54 in the first quarter of 2005

•	Exclusive of stock-based compensation expense of $0.03, earnings per diluted share increased 19 percent to $0.64 and 26 percent on a currency-neutral basis over the first quarter of 2005

•	Net cash provided by operating activities was $66.0 million, an increase of 22 percent over the first quarter of 2005

“Revenue for the quarter surpassed $200 million for the first time in our history,” said Jonathan Klein, Getty Images’ co-founder and Chief Executive Officer. “Record results in our largest business, rights-managed imagery and strength in international regions contributed to this quarter’s strong results with growth rates in non-English speaking countries far exceeding our overall growth rate. We are also delighted to have recently acquired the leading social media provider of imagery, istockphoto.com, as well as our largest image partner, Stockbyte, whose fast growing royalty-free collections are entirely wholly-owned. Looking ahead, we are as confident as ever in our ability to continue to grow the market and take share.”

Revenue grew 12.8 percent to $200.9 million from $178.1 million in the first quarter of 2005. Excluding the effects of changes in currency exchange rates, revenue grew 17.2 percent.

Cost of revenue of $52.3 million improved to 26.0 percent of revenue compared to 28.8 percent in the prior year.

Selling, general and administrative expenses (SG&A) were $74.3 million, including $3.3 million in stock-based compensation. Excluding stock-based compensation, SG&A of $71.0 million was 35.3 percent of revenue compared to 33.6 percent in the prior year.

Income from operations was $59.1 million, which includes $3.3 million of stock-based compensation expense. Excluding stock-based compensation, income from operations grew 16.1 percent to $62.4 million, or 31.1 percent of revenue, compared to $53.8 million or 30.2 percent of revenue in the same quarter last year.

Net income for the first quarter was $39.3 million, which includes $2.1 million, or $0.03 per diluted share, of stock-based compensation expense. Excluding stock-based compensation, net income grew 20.8 percent to $41.4 million, and earnings per diluted share grew 18.5 percent to $0.64 compared to the first quarter of 2005. Earnings per share on a currency-neutral basis grew approximately 26 percent over 2005.

Cash and short-term investment balances were $522.5 million at March 31, 2006, up from $518.3 million at December 31, 2005. Net cash spent on acquisitions within the quarter was $49.1 million.

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Getty Images, Inc.

First Quarter 2006 Financial Results

Net cash provided by operating activities rose 21.9 percent to $66.0 million in the first quarter of 2006 compared to $54.1 million for the same period of 2005.

The acquisition of property and equipment totaled $14.6 million, compared to $8.1 million for the first quarter of 2005.

Business Outlook

The following forward-looking statements reflect Getty Images’ expectations as of April 20, 2006. The company currently does not intend to update these forward-looking statements until the next quarterly results announcement.

For the second quarter of 2006, the company expects to report revenue in the range of $205 million to $210 million and earnings per diluted share of $0.64 to $0.66. Second quarter diluted earnings per share guidance excludes approximately $0.04 related to expected stock-based compensation expense.

For 2006, the company is raising revenue guidance to a range of $830 million to $850 million, and narrowing the range of expected diluted earnings per share to between $2.70 and $2.80. Both revenue and earnings per share guidance for 2006 include the impact of year over year currency variations. Excluding this impact, or on a currency-neutral basis, revenue is expected to grow 15 to 18 percent and earnings per diluted share are expected to grow 23 to 27 percent in 2006. Full year earnings per share guidance excludes stock-based compensation expense of approximately $0.14 to $0.17.

Company guidance assumes approximately 65 million fully diluted shares in the second quarter and for the full year.

Web cast information

The company will host a conference call today at 2:00 pm PT. The dial-in number is 800.479.9001 (North America) or 719.457.2618 (international). There will be a live web cast of the conference call, which can be accessed from the Investors page in the About Us section of the Getty Images Web site at www.gettyimages.com. The company will also provide a replay of the conference call at 888.203.1112 (North America) or 719.457.0820 (international), confirmation number 8162334, until April 21, at 9:00 pm PT. The web cast will be archived on the Getty Images Web site and will be available until April 20, 2007. Supplemental statistical information referenced in the conference call will be available in the Investors section of the Web site.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by the company as well as from risks and uncertainties beyond the company’s control. These risks and uncertainties include, among others, the risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security, upgrades, updates and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Annual Report on Form 10-K for the year ended December 31, 2005. Except as required by law, Getty

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Getty Images, Inc.

First Quarter 2006 Financial Results

Images undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or other events.

About Getty Images

Getty Images is the world’s leading creator and distributor of visual content and the first place creative professionals turn to discover, purchase and manage imagery. The company’s award-winning photographers and imagery help customers create inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Headquartered in Seattle, WA and serving customers in more than 100 countries, Getty Images believes in the power of imagery to drive positive change, educate, inform, and entertain. Visit Getty Images at http://gettyimages.com.

Contacts:
Investors:	Media:
David Parker	Deb Trevino
Vice President, Investor Relations	Vice President, Communications
206.925.6930	206.925.6474
david.parker@gettyimages.com	deb.trevino@gettyimages.com

Alan Pickerill
Director, Investor Relations
206.925.6355 alan.pickerill@gettyimages.com

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Getty Images, Inc.

First Quarter 2006 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

THREE MONTHS ENDED MARCH 31, (In thousands, except per share amounts)	2006	2005
Revenue	$200,929	$178,094
Cost of revenue (exclusive of items shown separately below)	52,266	51,254
Selling, general and administrative expenses (including $3,306 and $251 of stock-based compensation)	74,275	60,054
Depreciation	12,258	12,035
Amortization	3,731	1,222
Other operating income	(729)	(16)

Operating expenses	141,801	124,549

Income from operations	59,128	53,545
Investment income	4,016	2,889
Interest expense	(357)	(962)
Exchange gains (losses), net	5	(490)
Other non-operating expenses	42	—

Income before income taxes	62,834	54,982
Income tax expense	(23,486)	(20,874)

Net income	$39,348	$34,108

Earnings per share
Basic	$0.63	$0.56
Diluted	0.61	0.54

Shares used in computing earnings per share
Basic	62,328	60,944
Diluted	64,955	63,692

Getty Images, Inc.

First Quarter 2006 Financial Results

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands)	MARCH 31, 2006	DECEMBER 31, 2005
ASSETS
Current assets
Cash and cash equivalents	$309,414	$223,084
Short-term investments	213,052	295,191
Accounts receivable, net	116,442	107,020
Prepaid expenses	13,485	11,815
Other current assets	4,535	8,553

Total current assets	656,928	645,663
Property and equipment, net	133,584	127,497
Goodwill	847,721	804,804
Identifiable intangible assets, net	60,372	50,206
Deferred income taxes, net	25,354	30,704
Other long-term assets	3,846	4,211

Total assets	$1,727,805	$1,663,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$77,052	$72,344
Accrued expenses	28,319	38,676
Income taxes payable	7,678	—
Deferred income taxes, net	18,523	17,677
Short-term debt	265,000	265,000
Other current liabilities	7,133	2,948

Total current liabilities	403,705	396,645
Long-term liabilities	31,623	23,480

Total liabilities	435,328	420,125

Stockholders’ equity
Common stock	624	623
Additional paid-in capital	1,284,437	1,278,048
Retained earnings (Accumulated deficit)	20,448	(18,900)
Accumulated other comprehensive loss	(13,032)	(16,811)

Total stockholders’ equity	1,292,477	1,242,960

Total liabilities and stockholders’ equity	$1,727,805	$1,663,085

Getty Images, Inc.

First Quarter 2006 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

THREE MONTHS ENDED MARCH 31, (In thousands)	2006	2005
Cash flows from operating activities
Net income	$39,348	$34,108
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	12,258	12,035
Deferred income taxes	9,899	17,329
Amortization of identifiable intangible assets	3,731	1,222
Employee stock-based compensation	3,306	251
Bad debt expense	1,215	691
Amortization of debt issuance and exchange costs	—	590
Other changes in long-term assets and liabilities	372	424
Changes in current assets and liabilities, net of effects of business acquisitions
Accounts receivable	(4,403)	(14,429)
Accounts payable	2,910	7,452
Accrued expenses	(13,327)	(12,143)
Income taxes payable	10,497	2,606
Changes in other current assets and liabilities	217	4,004

Net cash provided by operating activities	66,023	54,140

Cash flows from investing activities
Proceeds from available-for-sale investments	90,556	90,947
Acquisitions of businesses, net of cash acquired	(49,117)	—
Acquisition of property and equipment	(14,614)	(8,102)
Acquisition of available-for-sale investments	(8,498)	(65,641)
Other investing activities	300	—

Net cash provided by investing activities	18,627	17,204

Cash flows from financing activities
Proceeds from the issuance of common stock	1,940	9,748
Other financing activities	866	(133)

Net cash provided by financing activities	2,806	9,615

Effects of exchange rate changes	(1,126)	(1,122)

Net increase in cash and cash equivalents	86,330	79,837
Cash and cash equivalents, beginning of period	223,084	194,752

Cash and cash equivalents, end of period	$309,414	$274,589